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                                  EXHIBIT B



Translation
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                                                               August von Finck

Document No. 3513K/95
Dr. K/ts



                              Power of Attorney


                                      I.


Mr. August Von Finck,
born March 11, 1930,
and his wife, Mrs. Francine von Finck,
nee Le Tanneux von Saint-Paul,
born September 16, 1945,
address:  82402 Seeseiten, Post Seeshaupt

and their children:

Mr. August-Francois von Finck,
born May 2,1968,
address:  Gartenstr. 5, CH 4123 Allschwil, Switzerland

Mr. Maximilian-Rudolf von Finck,
born May 29, 1969,
address:

Mr. Luitpold-Ferdinand von Finck,
born March 11, 1971,
address:

Mrs. Maria-Theresia von Finck,
born April 9, 1975,
address:  82402 Seeseiten, Post Seeshaupt,

hereby grant









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a)  Dr. Hubert Mannacher,
    Godostr. 1, 52131 Gauting,

b)  Mr Rainer Nocon,
    Hochenbachernstr. 7, 85402 Kranzberg,

c)  Mr. Ernst Knut Stahl,
    Amiraplatz 1, 80333 Munich,


                          general power of attorney


in the form that any two of the persons named above are authorized to act jointly.

The attorneys-in-fact are authorized to persform for the principal all legal acts for which an attorney-in-fact is legally permisslbe.

The attorneys-in-fact may not assigned the power of attorney to a third person unless in the scope of the handling and performance of closed legal acts.

The attorneys-in-fact are not released from the restrictions of Sec. 181 of the German Civil Code (Burgerliches Gesetzbach-BGB).

This power of attorney shall survive the death of the respective principal.

This power of attorney may be revoked at any time.


                                     II.


The principals are aware that the power of attorney presupposes a special confidential relationship with the attorneys-in-fact and that upon the revocation of the power of attorney, the power of attorney document must be reclaimed so that
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the power of attorney is also terminated vis-a-vis persons acting in good faith.


                                     III.

The costs of this document shall be borne by the principal.

Munich, December 6, 1995.

Signed: August von Finck

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Document No. 3513 K

I hereby certify the authenticity of the above signature which was signed in my presence by

     Mr. August von Finck,
     born March 11, 1930,
     92402 Seeseiten, Post Seeshaupt,
     stated to be married under the marital regime of separate property, to me personally known.

Munich, December 6, 1995

          Signed: Dr. Streber,
          officially appointed representative
          of the Notary Dr. Helmut Keidel